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EXHIBIT 23.1

The Board of Directors

NewStar Media Inc.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.



KPMG Peat Marwick LLP



Los Angeles, California

July 22, 1998